EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion of our audit report dated February 2, 2006 on the consolidated financial statements of Teck Cominco Limited as at December 31, 2005 and 2004 and for the years ended December 31, 2003, 2004 and 2005. The audited consolidated financial statements are included as an exhibit to the company's annual report on Form 40-F.



/s/ PricewaterhouseCoopers LLP


CHARTERED ACCOUNTANTS
Vancouver, British Columbia
March 29, 2006